As filed with the Securities and Exchange Commission on June 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arbe Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Arbe Robotics Ltd. HaHashmonaim St. 107 Tel Aviv-Yafo Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Arbe Robotics Ltd. 2021 Equity Incentive Plan
(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

(212) 947-7200

(Telephone number, including area code, of agent for service)

With copies to:

Shay Dayan, Adv. Lior Etgar, Adv. Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron 4 Berkowitz Street Tel Aviv, 6423806, Israel +972 (3)-7770111	Richard Anslow, Esq. Jonathan Deblinger, Esq. Asher S. Levitsky PC. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Phone: (212) 370-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, anon-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 13, 2023, Arbe Robotics Ltd. filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-269230) to register under the Securities Act of 1933, as amended (the “Securities Act”) (

The Arbe Robotics Ltd. 2021 Equity Incentive Plan (the “2021 Plan”) provides that the number of ordinary shares available for issuance under the 2021 Plan will automatically increase on the first day of each calendar year. In accordance with General Instruction E to Form S-8, the Registrant is filing this registration statement on Form S-8 solely to register an additional 3,655,415 ordinary shares for issuance under the 2021 Plan, pursuant to the provisions of the 2021 Plan which provide for annual increases in the number of Ordinary Shares reserved for issuance under the 2021 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in its entirety, with the exception of Items 3 and 8 of Part II of the Prior Registration Statements, each of which is amended and restated in its entirety herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

This registration statement incorporates by reference the documents set forth below that have previously been filed with the SEC:

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Our annual report on Form 20-F for the year ended December 31, 2023, which was filed with the SEC on March 28, 2024, and amendment no. 1 on Form 20-F/A which was filed with the SEC on April 11, 2024 (collectively, the “2023 Annual Report”);

2.	Our report on Form 6-K, which was furnished to the SEC on May 22, 2024 (the “May 22 6-K”)(1);

3.	Our report on Form 6-K/A, which was furnished to the SEC on June 18, 2024 (the “June 18 6-K”)(2);

4.	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40884, filed with the SEC on October 6, 2021, including any amendments or reports filed for the purpose of updating such description.

(1)	There is incorporated by reference only the consolidated balance sheets at March 31, 2024 and December 31, 2023, the consolidated statements of operations for the three months ended March 31, 2024 and 2023, and the consolidated statements of cash flows for the three months ended March 31, 2024 and 2023, which are included in the May 22 6-K.

(2)	There is incorporated by reference the description of the debentures described in the June 18 6-K and the English translation, which is an unofficial translation, of the deed of trust. The description of the debentures is qualified in its entirety by reference to the Deed of Trust, an unofficial English translation of which is included as an exhibit to the June 18 6-K. The official text of deed of trust is in Hebrew. The Company’s reports in Israel, including the registration statement and the prospectus (of which the deed of trust is an exhibit) relating to the issuance of the debentures, are published by the Company on the website of the Israel Securities Authority at https://www.magna.isa.gov.il..

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including all such documents we may file with the SEC after the effective date of this registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this registration statement and deemed to be part of this prospectus from the date of the filing of such reports and documents, and any information furnished to the SEC shall only be incorporated by reference to the extent that such material is expressly incorporated in registration statements filed by the Company on Form S-3 or Form S-8.

Item 8. Exhibits

Exhibit No.	Description
4.1*	2021 Share Incentive Plan(1)
5.1	Opinion of Erdinast, Ben Nathan, Toledano & Co.
23.1	Consent of Somekh Chaikin Member Firm of KPMG International
23.2	Consent of Erdinast, Ben Nathan, Toledano & Co. (included in Exhibit 5.1)
107	Computation of Registration Fee

*	Indicates a management contract or compensation plan.

(1)	Filed as an exhibit to the issuer’s registration statement on Form F-1, File No. 333-259757, .and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv-Yafo, Israel, on the 18th day of June, 2024

Arbe Robotics Ltd.

By:	/s/ Jacob (Kobi) Marinka
Jacob (Kobi) Marinka
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jacob (Kobi) Marinka and Karine Pinto-Flomenboim, each acting alone, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jacob (Kobi) Marinka	Chief Executive Officer and Director	June 18, 2024
Jacob (Kobi) Marinka	(Principal Executive Officer)

/s/ Karine Pinto-Flomenboim	Chief Financial Officer	June 18, 2024
Karine Pinto-Flomenboim	(Principal Financial and Accounting Officer)

/s/ Yair Shamir	Director	June 18, 2024
Yair Shamir

/s/ Ehud Levy	Director	June 18, 2024
Ehud Levy

/s/ Boaz Schwartz	Director	June 18, 2024
Boaz Schwartz

/s/ Noam Arkind	Director	June 18, 2024
Noam Arkind

/s/ E. Scott Crist /	Director	June 18, 2024
E. Scott Crist

/s/ Yonina Eldar, Ph.D.	Director	June 18, 2024
Yonina Eldar, Ph.D.t

/s/ Thilo Koslowski	Director	June 18, 2024
Thilo Koslowski

/s/ Alexander Hitzinger	Director	June 18, 2024
Alexander Hitzinger

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arbe Robotics Ltd. has signed this registration statement in the city of New York, New York on the 18th day of June, 2024.

Authorized Representative in the United States
— Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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